SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

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                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2004

                  FLORIDA ROCK INDUSTRIES, INC.
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      (Exact name of registrant as specified in its charter)



        FLORIDA               1-7159             59-0573002
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    (State or other         (Commission       (I.R.S. Employer
      jurisdiction         File Number)      Identification No.)
   of incorporation)

155 East 21st Street                                32206
Jacksonville, Florida
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(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (904) 355-1781

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  (Former Name or Former Address, if Changed Since Last Report)

                   CURRENT REPORT ON FORM 8-K

                  FLORIDA ROCK INDUSTRIES, INC.

                         April 16, 2004


ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

      Our Chairman, Edward L. Baker, and our President and Chief Executive Officer, John D. Baker II, together with SunTrust Bank, North Florida, N.A. serve as Trustees under the Cynthia L. Baker Trust dated April 30, 1965 (the "Trust"). Edward L. Baker and John D. Baker II have advised us that the Trustees intend to enter into a written stock sales plan on behalf of the Trust in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under the sales plan, the Trust will surrender a portion of its partnership interest in Baker Holdings, L.P. in exchange for shares of stock of the Company. The Trust then will sell up to 1,000,000 shares of common stock of the Company during the next year.

      Edward L. Baker and John D. Baker II have advised the Company that the purpose of the proposed sale is to diversify the holdings of the Trust to fulfill their fiduciary responsibilities as Trustees. Currently, the principal assets of the Trust are shares of stock of Florida Rock Industries, Inc., and Patriot Transportation Holding, Inc., which together comprise approximately 99% of the trusts assets. Upon completion of the sale of 1,000,000 shares, the Baker family will own approximately 25% of the Company.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.

                                   FLORIDA ROCK INDUSTRIES, INC.


Date:   April  16, 2004            By:  /s/  John  D. Milton, Jr.
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                                   John D. Milton, Jr.
                                   Executive   Vice  President,
                                   Treasurer and Chief Financial
                                   Officer